                                                                     4(ii)(a)(2)
                                                                  EXECUTION COPY
                                                                      [BORROWER]

                               SECURITY AGREEMENT


            SECURITY AGREEMENT ("Agreement"), dated as of February 25, 1999, is made and entered into by and between The Delta Queen Steamboat Co., a Delaware corporation (the "Grantor") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (hereinafter in such capacity, the "Agent") for its benefit and for the benefit of the other Holders of Secured Obligations (as referred to and defined in the "Credit Agreement" described below).

            WHEREAS, the Grantor, certain financial institutions and each other financial institution which from time to time becomes a party thereto in accordance with Section 11.02(a) (together with their respective successors and permitted assigns, individually, a "Lender" and, collectively, the "Lenders") and the Agent are parties to that certain Credit Agreement, dated as of February 25, 1999, (such agreement as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Grantor under the Credit Agreement that the Grantor execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, a security agreement in substantially the form hereof; and

            WHEREAS, the Grantor wishes to grant security interests in favor of the Agent, for its benefit and the benefit of the Holders of Secured Obligations, as herein provided;

            NOW, THEREFORE, in connection of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. The term "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Louisiana; and terms defined therein shall be used herein as defined therein; provided, however, in the event that by reason of mandatory provisions of law, any and all of the attachment, perfection, or priority of the security interest created hereunder is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of Louisiana, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for the purposes of the provisions hereof related to such attachment, perfection or priority and for purposes of definitions related as such provisions.
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            Section 2.  Grant of Security Interest.

            (a) The Grantor hereby grants to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, to secure the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), a security interest in and so pledges and assigns to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, the following properties, assets and rights of the Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

            All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, machinery, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, charter hire, earnings and freight, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, deposit accounts, investment property and all general intangibles including, without limitation, all membership interests in limited liability companies, partnership interests, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, technology, know-how and processes, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits agreements of any kind or nature pursuant to which the Grantor possesses, uses or has authority to posses or use property (whether tangible or intangible) of others or which others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, but excluding all trademarks, servicemarks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, source and product or service identifiers comprised in whole or in part by the words "American Queen" and any designs, logos or other depictions of the vessel known as the American Queen.

            (b) Pursuant to the terms hereof, the Grantor has endorsed, assigned and delivered to the Agent all negotiable or nonnegotiable instruments, certificated securities and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that the Grantor shall, after the date of this Agreement, acquire any other negotiable or nonnegotiable instruments, certificated securities or chattel paper to be pledged by it hereunder, the Grantor shall promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. To the extent that any securities are uncertificated, the issuer thereof has agreed or, in the case of uncertificated securities hereafter acquired by the Grantor, will agree at the time of such acquisition to comply


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with instructions originated by the Agent without further consent by the
Grantor, with the Agent having at all times the right to obtain definitive certificates (in the Agent's name or in the name of one or more nominees of the Agent) where the issuer customarily issues certificates, all to be held as Collateral hereunder. To the extent that the Grantor has, or acquires after the date of this Agreement, any security entitlement with respect to a financial asset held in a securities account, the securities intermediary maintaining the account has agreed, or will at the time of such acquisition agree, to comply with entitlement orders originated by the Agent without further consent by the Grantor. The Grantor hereby acknowledges that the Agent may, in its discretion, appoint one or more financial institutions to act as the Agent's agent in holding in a custodial account instruments or other financial assets in which the Agent on behalf of the Agent and the other Holders of Secured Obligations is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short-term obligations.

            (c) Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any chattel paper and general intangibles which are now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applications thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral".

            Section 3. Title to Collateral, etc. The Grantor is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the State of Louisiana. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a Governmental Authority subject to the Federal Assignment of Claims Act.

            Section 4. Continuous Perfection. The Grantor's place or places of business and, if it has more than one place of business, its chief executive office are indicated on Schedule 1 attached hereto. The Grantor will not change the same, or the name, identity or corporate structure of the Grantor in any manner, without providing at least 30 days' prior written notice to the Agent. The Collateral other than the Delta Queen and the Mississippi Queen and any Collateral located thereon, to the extent not delivered to the Agent pursuant to
Section 2(b), will


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be kept at those locations listed on Schedule 1 and the Grantor will not remove the Collateral from such locations, except with respect to inventory as required in the ordinary course of business, without providing at least 30 days' prior written notice to the Agent.

            Section 5. No Liens. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Grantor shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all Persons at any time claiming the same or any interests therein adverse to the Agent or any of the other Holders of Secured Obligations. The Grantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any Person other than Agent, for its benefit and the benefit of the other Holders of Secured Obligations, except for liens permitted by the Credit Agreement.

            Section 6. No Transfers. Subject to the provisions of the Credit Agreement, the Grantor will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

            Section 7. Insurance. Grantor shall maintain casualty insurance with respect to the Collateral in accordance with Section 6.05 of the Credit Agreement.

            Section 8. Maintenance of Collateral; Compliance with Law. The Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, upon reasonable advance notice to Grantor may inspect the Collateral at any reasonable time, wherever located.

            Section 9. Collateral Protection Expenses; Preservation of
Collateral.

            (a) In its discretion, the Agent may, upon ten (10) days' prior written notice to the Grantor so long as no Event of Default has occurred and is continuing (and otherwise without prior notice), discharge taxes and other encumbrances at any time levied or placed on any of the Collateral (except for taxes and encumbrances being contested by the Grantor in accordance with Section
6.04 of the Credit Agreement), make repairs thereto and pay any necessary filing fees. The Grantor agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof relieve the Grantor of any default.

            (b) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder. Neither the Agent nor any other Holder of Secured Obligations shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any other Holder of Secured Obligations of any payment relating to any of the Collateral, nor shall the Agent or any other Holder of Secured Obligations be obligated in any manner to perform any of the obligations of the Grantor under or


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pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any other Holder of Secured Obligations in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any other Holder of Secured Obligations may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

            Section 10. Securities and Deposits. If an Event of Default shall have occurred and be continuing, (i) the Agent may at any time, at its option, transfer to itself or any nominee any investment property constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations, and (ii) whether or not any Obligations are due, the Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any other Holder of Secured Obligations to the Grantor may at any time be applied to or set off against any of the Obligations.

            Section 11. Notification to Account Debtors and Other Obligors. If an Event of Default shall have occurred and be continuing, the Grantor shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of the Grantor and obligors on instruments for which the Grantor is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Grantor as trustee for the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, without commingling the same with other funds of the Grantor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

            Section 12. Further Assurances. The Grantor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds assurances and instruments as the Agent may reasonably require more completely to vest in and assure to the Agent and the other Holders of Secured Obligations their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing


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statements and continuation statements under the Uniform Commercial Code, (b)
obtaining any consent of any licensor, lessor or other applicable party referred to in Section 2(c), (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-106, 8-301 and 9-115 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities. The Grantor agrees that a carbon, photographic or other reproduction of this security agreement or a financing statement is sufficient as a financing statement.

            Section 13.  Power of Attorney.

            (a) The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact during the existence of any Event of Default with full irrevocable power and authority in the place and stead of the Grantor or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, without notice to or assent by the Grantor, to do the following:

            (i) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to the Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

            (ii) to file such financing statements with respect hereto, with or without the Grantor's signature, or a photocopy or carbon copy of this Agreement or of a signed financing statement in substitution for a financing statement, as the Agent may deem appropriate and to execute in the Grantor's name such financing statements and continuation statements which may require the Grantor's signature.

            (b) To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.


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            (c) The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the other Holders of Secured Obligations in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

            Section 14. Remedies. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to or demand upon the Grantor, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may require the Grantor to assemble all or any part of the Collateral at such location or locations within the state(s) of the Grantor's principal office(s) or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Grantor at least ten (10) Business Days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Grantor hereby acknowledges that ten (10) Business Days' prior written notice of such sale or sales shall be reasonable notice. In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a Person other than the Grantor, the Grantor waives and agrees not to assert any rights or privileges which it may have under Section 9-112 of the Uniform Commercial Code.

            Section 15. Special Louisiana Provisions. The Grantor hereby agrees as follows:

            (a) For purposes of Louisiana executory process, the Grantor acknowledges the Obligations secured hereby, whether now existing or to arise hereafter, and confesses judgment thereon. Upon the occurrence of an Event of Default and at any time thereafter so long as the same shall be continuing, and in addition to all other rights and remedies granted the Agent hereunder, it shall be lawful for and the Grantor hereby authorizes the Agent without making a demand or putting the Grantor in default, a putting in default being expressly waived, to cause all and singular the Collateral to be seized and sold after due process of law, the Grantor waiving the benefit of any and all laws or parts of laws relative to the appraisement of property seized and sold under executory process or other legal process, and consenting that the Collateral be sold without appraisement, either in its entirety or in lots or parcels, as the Agent may determine, to the highest bidder for cash or on such other terms as the plaintiff in such proceedings may direct. In addition, the Agent shall have all of the rights and remedies available to it under this


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Agreement or under the Louisiana Commercial Laws (Louisiana Revised Statutes,
Title 10), then in effect, and under Chapter 9 of the Louisiana Commercial Laws, then in effect (La. R.S. 10:9-101 et seq.).

            (b) the Grantor hereby waives:

               (i) the benefit of appraisement provided for in Articles 2332,
            2336, 2723 and 2724 of the Louisiana Code of Civil Procedure and all other laws conferring the same;

              (ii) the demand and three (3) days' notice of demand as provided in Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;

             (iii) the notice of seizure provided by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; and

              (iv) the three (3) days' delay provided for in Articles 2331 and
            2722 of the Louisiana Code of Civil Procedure.

            (c) the Grantor expressly authorizes and agrees that the Agent shall have the right to appoint a keeper of the Collateral, or any part thereof, pursuant to the terms and provisions of La. R.S. 9:5136.

            Section 16. No Waiver, etc. The Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9(b). The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.


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            Section 17. Marshalling. Neither the Agent nor any other Holder of
Secured Obligations shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any other Holder of Secured Obligations in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

            Section 18. Proceeds of Dispositions; Expenses. The Grantor shall pay to the Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in accordance with Section 2.07(b) of the Credit Agreement. Upon the indefeasible payment and satisfaction in full of all of the Obligations and the termination of all financial arrangements among the Grantor and the Holders of Secured Obligations (other than continuing contingent indemnity obligations), and after making any payments required by
Section 9-504(1)(c) of the Uniform Commercial Code, any excess shall be returned to the Grantor, and the Grantor shall remain liable for any deficiency in the payment of the Obligations.

            Section 19. Agent. The Agent shall exercise its rights and remedies hereunder in accordance with the provisions of the Credit Agreement, including without limitation the provisions for acting upon the request or at the direction of one or more of the Lenders.

            Section 20. Overdue Amounts. Until paid, all amounts due and payable by the Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate as set forth in the Credit Agreement.

            Section 21. GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE AMONG THE GRANTOR, THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE INTERPRETED AND RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

            Section 22. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.


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            (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B),
EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

            (B) OTHER JURISDICTIONS. THE GRANTOR AGREES THAT THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

            (C) SERVICE OF PROCESS. THE GRANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS THE PRENTICE-HALL CORPORATION SYSTEM, INC., WHOSE ADDRESS IS 500 CENTRAL AVENUE, ALBANY, NEW YORK, 12206, AS THE GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

            (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR

OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (E) WAIVER OF BOND. THE GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            Section 23. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Agent, the other Holders of Secured Obligations and their respective successors and permitted assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.

            Section 24. Notice, Etc. All notices, requests, consents, approvals, waivers and other communications under this Agreement to the Grantor shall be given in the manner and to the addresses set forth in the Credit Agreement.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


                                     THE DELTA QUEEN STEAMBOAT CO.


                                      By: /s/ JORDAN B. ALLEN
                                          --------------------------------
                                      Name: Jordan B. Allen
                                      Title: Executive Vice President


                                      THE CHASE MANHATTAN BANK, as Agent


                                      By: /s/ STEVEN J. FALISKI
                                          --------------------------------
                                      Name:  Steven J. Faliski
                                            ------------------------------

                                      Title: Vice President
                                            ------------------------------

                         CERTIFICATE OF ACKNOWLEDGMENT


STATE OF ILLINOIS       )
                        )  ss
COUNTY OF COOK          )


      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ____ day of February, 1999, personally appeared Jordan B. Allen to me known personally, and who, being by me duly sworn, deposes and says that he is the Executive Vice President of The Delta Queen Steamboat Co., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Executive Vice President acknowledged said instrument to be the free act and deed of said corporation.



                                    --------------------------------
                                    Notary Public
                                    My Commission Expires:

                                   SCHEDULE 1
                                       to
                               SECURITY AGREEMENT
                           dated as of February   , 1999

                             Places of Business and
                      Chief Executive Office of the Grantor

The Delta Queen Steamboat Co
Robin Street Wharf
1380 Port of New Orleans Place
New Orleans, LA 70130


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